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                                  Exhibit 99.2




           CONCORD EFS, INC. ANNOUNCES COMPLETION OF ACQUISITION WITH
                        ELECTRONIC PAYMENT SERVICES, INC.

MARCH 1, 1999 - MEMPHIS, TENNESSEE - CONCORD EFS, INC. (CEFT-NASDAQ) announced today that it has completed the acquisition of Electronic Payment Services, Inc.
(EPS), an electronic transaction processor headquartered in Wilmington, Delaware. The acquisition and plan of merger was announced November 23, 1998, and approved by Concord's stockholders at a special meeting held February 18, 1999. Requisite regulatory approvals were also satisfied.

The acquisition adds approximately 2,500 merchant and financial institution customers, and 2.8 billion in transaction processing volume to Concord's business. The merger is notable for its product line synergies, especially in the payment-processing arena where Concord provides a back-end merchant processing service and EPS contributes a front-end POS acquiring product. Concord's president, Edward A. Labry III, remarked, "The result of this merger is a combined company with a strong, dedicated sales force, extensive market expertise, and a vertically integrated product offering that is second to none. We are excited about the future and about our ability to deliver comprehensive processing solutions to our clients." The operation of the two organizations will be fully integrated during 1999.

EPS is the holding company for BUYPASS Corporation, a front-end POS processor, and MONEY ACCESS SERVICE, INC., an electronic funds transfer processor and the nation's leading ATM terminal driver. EPS also operates the MAC(R) automated teller machine network.

Concord provides electronic transaction authorization, processing, settlement and funds transfer services in selected markets. Concord' primary activity is card services, including credit, debit card and electronic benefit transfer
(EBT) card transactions to supermarket chains, grocery stores, convenience store merchants and other retailers. Concord also provides electronic payment, banking products and payroll services to trucking companies, truck stops and other niche segments of the market.

This release may contain statements which may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Section Exchange Act of 1934, as amended.


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Investors are cautioned that any such statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, and competition in the Company's markets. The Company undertakes no obligation to update or revise forward- looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.

CONTACT:

                 EDWARD A. LABRY III
                 PRESIDENT
                 (901) 371-8000


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                     CONCORD EFS, INC. RELEASES SUPPLEMENTAL
                QUARTERLY AND YEAR END INCOME STATEMENT DATA FOR
                  ELECTRONIC PAYMENT SERVICES, INC. ACQUISITION

March 3, 1999 - Memphis, Tennessee - Concord EFS, Inc. (CEFT-NASDAQ) In response to requests from stockholders, potential stockholders and analysts, below is the supplemental 1998 quarterly and year end unaudited income statement data for Concord EFS, Inc. (Concord) . The data reflects the February 26, 1999 business combination between Concord and Electronic Payment Services, Inc. (EPS) accounted for as a pooling of interests. The data combines Concord's historical results with EPS's historical results for all periods presented, in thousands, except earnings per share.

                                  1st            2nd            3rd            4th        Year Ended
                                Quarter        Quarter        Quarter        Quarter      December 31,
                                  1998           1998           1998           1998           1998
                                --------       --------       --------       --------       --------
Revenue                         $133,506       $154,039       $166,290       $175,656       $629,491

Cost of Operations                93,869        108,037        116,768        122,821        441,495

Selling, General &
  Administrative                  13,100         12,581         12,576         12,928         51,185
                                --------       --------       --------       --------       --------
         Operating Income         26,537         33,421         36,946         39,907        136,811

Interest, Net                        749            200            843          1,911          3,703
                                --------       --------       --------       --------       --------
      Income Before Taxes         27,286         33,621         37,789         41,818        140,514

Income Taxes                       9,937         12,290         14,024         15,568         51,819
                                --------       --------       --------       --------       --------
               Net Income       $ 17,349       $ 21,331       $ 23,765       $ 26,250       $ 88,695
                                ========       ========       ========       ========       ========
Basic Earnings
  Per Share                     $   0.14       $   0.17       $   0.19       $   0.21       $   0.69
                                ========       ========       ========       ========       ========
Diluted Earnings
  Per Share                     $   0.13       $   0.16       $   0.18       $   0.20       $   0.67
                                ========       ========       ========       ========       ========

This release may contain statements which may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Section Exchange Act of 1934, as amended. Investors are cautioned that any such statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, and competition in the Company's markets. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.

CONTACT:
         EDWARD A. LABRY III
         PRESIDENT
         (901) 371-8000